Exhibit 23.1

1900 NW Corporate Blvd., Suite 210 East Boca Raton, Florida 33431 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info@sherbcpa.com
SHERB & CO., LLP	Offices in New York and Florida

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2009 on the consolidated financial statements of Celsius Holdings, Inc. and Subsidiaries for the years ended December 31, 2008 and 2007, included herein on the registration statement of Celsius Holdings, Inc. on Amendment No. 2 to Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

 /s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida
February 5, 2010